Exhibit (g)(9)

EIGHTH AMENDMENT TO THE
BROOKFIELD INVESTMENT FUNDS
CUSTODY AGREEMENT

THIS EIGHTH AMENDMENT, effective as of September 1, 2025 (the “Effective Date”), to the Custody Agreement dated as of September 20, 2011, as amended on November 15, 2013, November 1, 2014, May 29, 2015, February 2, 2018, September 18, 2018, June 2, 2021 and February 1, 2022 (the “Agreement”), is entered into by and between BROOKFIELD INVESTMENT FUNDS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees listed on Exhibit D of the Agreement for a period of three (3) years; and

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

1.	As of the Effective Date, Exhibit D is hereby superseded and replaced in its entirety with Exhibit D attached hereto for a period of three (3) years.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

BROOKFIELD INVESTMENT FUNDS		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Craig Ruckman	By:	/s/ Greg Farley
Name:	Craig Ruckman	Name:	Greg Farley
Title:	Secretary	Title:	Senior Vice President
Date:	December 19, 2025	Date:	1/5/2026

Exhibit D to the Custody Agreement – Brookfield Investment Funds

Custody Services Fee Schedule

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:

0.40 basis points on the first $5 billion

0.25 basis points on the balance

Minimum annual fee per fund – $4,800

Plus portfolio transaction fees

Portfolio Transaction Fees

▪	$4.00 – Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪	$7.00 – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪	$8.00 – Option/SWAPS/future contract written, exercised or expired
▪	$15.00 – Mutual fund trade, Margin Variation Wire and outbound Fed wire
▪	$50.00 – Physical security transaction
▪	$5.00 – Check disbursement (waived if U.S. Bank is Administrator)
▪	$15 Per Non-USD wire.

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Custody Services Bank Loan Fee Schedule

Based upon an annual rate of the average daily market value of the bank loan(s) serviced by U.S. Bank, N.A. held in the portfolio:

2 basis points on the first $150 million

1.25 basis points on the next $650 million

1 basis points on the balance

Bank loan fees are calculated pro rata and billed monthly.

Additional Services

▪	See Additional Services fee schedule for global servicing.
▪	$150 per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
▪	Overdrafts – charged to the account at prime interest rate plus 2% unless a line of credit is in place.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

Chief Compliance Officer Support Fee

▪	See above on page 2

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	18.00	$30	Hong Kong	1.75	$18	Poland	8.00	$25
Australia	1.50	$15	Hungary	18.00	$55	Portugal	3.00	$10
Austria	1.70	$12	Iceland	15.00	$48	Qatar	38.00	$115
Bahrain	42.00	$115	India	7.00	$40	Romania	30.00	$85
Bangladesh	18.00	$110	Indonesia	6.00	$52	Russia	12.00	$175
Belgium	1.00	$8	Ireland	1.00	$3	Saudi Arabia	30.00	$75
Bermuda	15.00	$55	Israel	10.00	$26	Serbia	60.00	$165
Botswana	24.00	$45	Italy	1.00	$10	Singapore	1.35	$22
Brazil	7.00	$15	Japan	1.00	$6	Slovakia	20.00	$90
Bulgaria	24.00	$68	Jordan	40.00	$125	Slovenia	20.00	$90
Canada	1.20	$6	Kenya	28.00	$42	South Africa	1.75	$12
Chile	13.00	$40	Kuwait	38.00	$110	South Korea	3.00	$12
China Connect	18.00	$20	Latvia	15.00	$65	Spain	1.00	$10
China (B Shares)	10.00	$42	Lithuania	15.00	$45	Sri Lanka	11.00	$70
Colombia	30.00	$50	Luxembourg	1.25	$20	Sweden	1.25	$10
Costa Rica	15.00	$55	Malaysia	3.00	$35	Switzerland	1.25	$12
Croatia	18.00	$55	Malta	20.00	65	Taiwan	8.00	$43
Cyprus	4.00	$20	Mauritius	28.00	$90	Tanzania	45.00	$150
Czech Republic	12.00	$25	Mexico	2.50	$12	Thailand	3.00	$25
Denmark	1.25	$10	Morocco	28.00	$68	Tunisia	38.00	$42
Egypt	18.00	$50	Namibia	30.00	$45	Turkey	9.00	$12
Estonia	6.00	$25	Netherlands	1.25	$8	UAE	35.00	$105
Euroclear (Eurobonds)	1.00	$10	New Zealand	1.50	$22	Uganda	40.00	$90
Euroclear (Non- Eurobonds)	Rates are available upon request	Rates are available upon request	Nigeria	28.00	$38	Ukraine	30.00	$50
Finland	1.50	$10	Norway	1.25	$10	United Kingdom	1.00	$3
France	1.00	$8	Oman	42.00	$100	Uruguay	45.00	$55
Germany	1.00	$8	Pakistan	24.00	$75	Vietnam	20.00	$80
Ghana	25.00	$40	Panama	65.00	$98	West African Economic Monetary Union (WAEMU)* *	38.00	$130
Greece	4.00	$20	Peru	30.00	$60	Zambia	28.00	$45
			Philippines	3.50	$38	Zimbabwe	28.00	$45

* Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Global Custody Base Fee

A monthly base fee of $500 per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. Safekeeping and transaction fees are assessed on security and currency transactions.

Global Custody Tax Services:

▪	Global Filing: $500 per annum
▪	U.S. Domestic Filing: $250 per annum (Only ADRs)
▪	3rd Party Tax Service Provider: $15,000 per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
▪	Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests

Miscellaneous Expenses

▪	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪	SWIFT reporting and message fees.

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	15
AUSTRALIA	AU	2
BELGIUM	BE	2
CANADA	CA	2
CHILE	CL	9
CZECH REPUBLIC	CZ	10
DENMARK	DK	3
FINLAND	FI	3.5
FRANCE	FR	1.5
GERMANY	DE	2
GREECE	GG	35
HOLLAND	NL	1.5
HONG KONG	HK	1.5
HUNGARY	HU	10
ISRAEL	IL	17
ITALY	IT	2.5
JAPAN	JP	3
LUXEMBOURG	LU	1.5
MEXICO	MX	6
NEWZEALAND	NZ	2
NORWAY	NO	5
PERU	PE	9
POLAND	PL	10
PORTUGAL	PT	5
ROMANIA	RO	11
RUSSIA	RU	10
SINGAPORE	SG	2
SLOVAK REPUBLIC	SK	10
SLOVENIA	SI	10
SPAIN	ES	3
SOUTH-AFRICA	ZA	2
SWEDEN	SE	3
SWITZERLAND	CH	3
THAILAND	TH	8
UNITED KINGDOM	GB	2
UNITED STATES	US	3